Exhibit 99.  PRESS RELEASE

REAC Shareholder Update

PITTSBURGH, PA -- (Marketwired) -- 04/13/17 -- REAC GROUP, INC., (OTC PINK: REAC) announces that the non-binding letter of intent with Hemp, Inc. has expired on March 31, 2017.

On February 9, 2017 we announced that REAC Group, Inc. had signed a letter of intent with Hemp, Inc. for the sale of our Southern Hemp Company brand to Hemp, Inc.

On March 31, 2017 and pursuant to its terms, the letter of intent has expired with no definitive or ancillary agreements being executed.

There will not be any further agreements or business with Hemp, Inc.

Safe Harbor: This press release contains forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such statements. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly revise any forward-looking statements.

REAC GROUP, INC.
Robert DeAngelis
President & CEO
724-656-8886
info@reacgroupinc.com

Source: REAC GROUP, INC.

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